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Silicon Valley Bank

                          Amendment to Loan Documents

Borrower: Telesciences Inc. (formerly Axiom Inc.)

Date:     June 18, 1999

     THIS AMENDMENT TO LOAN DOCUMENTS is entered into between SILICON VALLEY BANK ("Silicon") and the borrower named above ("BOrrower").

     The Parties agree to amend the Loan and Security Agreement between them, dated December 7, 1998 (as previously amended, if at all, the "Loan Agreement"), as follows, effective as of the date hereof. (Capitalized terms used but not defined in this Amendment, shall have the meanings set forth in the Loan Agreement.)

     1. Overadvance. Borrower has requested that Silicon make Loans in an amount which will cause the aggregate outstanding Loans to exceed the limitations set forth in the Loan Agreement by up to $3,000,000 (the "Overadvance").

     Silicon agrees to make the Overadvance to Borrower, and, on consideration thereof, Borrower agrees: (i) to secure the Overadvance by providing Silicon with a letter of credit in the amount of the Overadvance , issued by a bank acceptable to Silicon, and containing terms and conditions acceptable to Silicon; (ii) to repay the Overadvance in full or on before the date which is thirty days from the Maturity Date; and (iii) not to permit the Overadvance to exceed $3,000,000 at any time outstanding.

     Borrower understands that, by making the Overadvance, Silicon is not waiving any Event of Default which may result from any overadvance which may occur in the future, or any other Event of Default.

     2. Amendment of Financial Covenant. Section 5 of the Schedule is hereby amended to read as follows:

     "5.  Financial
         Covenants
         (Section 5.1):  Borrower shall comply with the following covenant.
                         Compliance shall be determined as of the end of each quarter.

         Minimum Tangible
         Net Worth:      Borrower shall maintain a Tangible Net Worth of not
                         less than $8,200,000, plus 75% of the sum of (i) the Borrower's net income earned subsequent to the date of the Loan Agreement, plus (ii) the proceeds of any issuance(s) of equity or subordinated debt by the Borrower subsequent to the date of the Loan Agreement.

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             Silicon Valley Bank                  Amendment to Loan Documents
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        Definitions.          For purposes of the foregoing financial covenant,
                              the following terms shall have the following meanings:

                              "Tangible Net Worth" shall mean the excess of total assets over total liabilities, determined in accordance with generally accepted accounting principles, with the following adjustments:

                                   (A) there shall be excluded from assets: (i) notes, accounts receivable and other obligations owing to the Borrower from its officers or other Affiliates, and (ii) all assets which would be classified as intangible assets, under generally accepted accounting principles, including without limitation goodwill, licenses, parents, trademarks, trade names, copyrights, capitalized software and organizational costs, licenses and franchises

                                   (B) there shall be excluded from liabilities: all indebtedness which is subordinated to the Obligations under a subordination agreement in form specified by Silicon or by language in the instrument evidencing the indebtedness which is acceptable to Silicon in its discretion.

                              "Assets" and "liabilities" shall have the meanings ascribed thereto by generally accepted accounting principles."

     3. Representations True. Borrower represents and warrants to Silicon that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct.

     4. General Provisions. This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Silicon and Borrower, and the other written documents and agreements between Silicon and Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Silicon and Borrower shall continue in full force and effect and the same are hereby ratified and confirmed.

  Borrower:                                  Silicon:

  TELESCIENCES, INC.                         SILICON VALLEY BANK

  By /s/ Andrew P. Maunder                   By /s/ Peter Bendoris
    --------------------------------           ---------------------------------
      President or Vice President            Title /s/ Assistant Vice President
                                                  ------------------------------

  By /s/ Frances Penfold
    --------------------------------
     Secretary or Ass't Secretary

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